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                                                                   EXHIBIT 10.43

                            OPTION AGREEMENT NO. 2

  This agreement ("Agreement") is entered into as of the 18th day of December, 1997 between AMERICAN CRAFT BREWING INTERNATIONAL LIMITED ("AmBrew" or the "Company"), a Bermuda company with its principal office at One Galleria Blvd., Suite 1714, Metairie, LA 70001, U.S.A., and GOLD CROWN MANAGEMENT LIMITED (registered number 258702), with its registered offices at P. O. Box 957, Offshore Incorporation Center, Road Town, Tortola, British Virgin Islands ("Optionee").

                                 R E C I T A L S:

  1. Optionee and Company entered into a stock purchase agreement dated December 18, 1997 (the "Purchase Agreement") pursuant to which Optionee purchased from the Company one hundred percent (100%) of the issued and outstanding shares of:
(1) South China Brewing Company Limited (registered number 479793), a Hong Kong company ("Brewing"); and (2) SCBC Distribution Company Limited (registered number 447434), a Hong Kong company ("SCB").

  2. Brewing has an unresolved dispute with the Hong Kong authorities regarding Customs and Excise fees and penalties ("C&E"), and an upcoming renewal of its license from the Hong Kong government to operate a brewery ("Brewing License"). The Company and the Optionee mutually desire to provide a safeguard to Optionee for its investment in Brewery and SCB should the Brewing License not be unconditionally renewed.

  3. Therefore, in conjunction with the Purchase Agreement, the Company desires to grant to Optionee on the terms and conditions set forth herein an Option (as hereinafter defined)

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to exchange one hundred percent (100%) of the shares then issued and outstanding of each of Brewing and SCB for an aggregate of such number of shares of the common stock, par value US$0.01 per share, of AmBrew ("AmBrew Common Stock") as is calculated by the formula set forth herein.

  NOW, THEREFORE, in consideration of the mutual covenants, provisions and agreements set forth herein, the consummation of the transactions contemplated by the Purchase Agreement and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and Optionee, the parties hereto, intending to be legally bound hereby, agree as follows:

  1.  GRANT AND EXERCISE OF OPTION.

  1.1 Grant of Option. The Company hereby grants to Optionee the option (hereinafter the "Option") to transfer and deliver to the Company one hundred percent (100%) of the issued and outstanding shares of each of Brewing and SCB, and in exchange and as consideration therefor the Company shall transfer and deliver to the Optionee an aggregate of that number of shares of AmBrew Common Stock as is calculated by the following formula:

     The number determined by dividing (a) US$700,000, plus the lesser of any Invested Working Capital or US$500,000, (b) by the average closing bid price on the NASDAQ Small Cap Market for AmBrew Common Stock for the ten
     (10) trading days preceding the date that Optionee exercises this Option, and (c) rounding the result to the nearest whole number. For purposes here only, "Invested Working Capital" shall mean the amount of additional capital contributed by Optionee to Brewing and SCB after the Completion of the Purchase Agreement and up to the date of the exercise of this Option, as stated under the accounting methods presently in use by Brewing and SCB.


The Optionee must exercise the Option as to all, and not less than all, of the shares of Brewing and SCB covered by the Option.

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  The Option shall be exercisable if, and only if, because of C&E arising from activities prior to the Completion of the Purchase Agreement the Brewing License is not unconditionally renewed and the Company has not cured the non-renewal within forty-five (45) days of notice, given as provided herein, to the Company by Optionee of the non-renewal. (The "Option Period").

  Optionee understands and acknowledges that the AmBrew Common Stock to be delivered upon exercise of the Option will not be registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance on exemptions from the registration requirements of the Act or in reliance upon regulations applicable to offers and sales of securities outside of the United States.

  The Company's obligation to deliver on the Closing Date (as defined below) shares of AmBrew Common Stock upon exercise of the Option is subject to the satisfaction of the conditions set forth below. If such conditions are not satisfied, the Company shall have no obligation to deliver on the Closing Date shares of AmBrew Common Stock notwithstanding any exercise of the Option by the Optionee.

          1.2 Conditions Precedent. The obligation of the Company to transfer and deliver shares of AmBrew Common Stock on the Closing Date after the Optionee's exercise of the Option is subject to the fulfillment to the Company's satisfaction of each of the following conditions:

          1.2.1 On the Closing Date, Brewing and SCB shall have on the Closing Date combined net assets excluding shareholder advances, as stated under their present accounting methods, of at least US$700,000.00.

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        1.2.2 On the Closing Date, the Optionee shall be the lawful owner and have good and marketable title to the shares of SCB and Brewing to be transferred and delivered to the Company, free and clear of all liens, pledges and encumbrances, and have complete power, right and authority to assign and transfer the shares to the Company.

        1.2.3 On the Closing Date, Optionee and the Company, as applicable, shall have obtained all requisite governmental approvals for Optionee to become the owner of the AmBrew Common Stock, including but not limited to the approval of the Bermuda Monetary Authority.

        1.2.4 On the Closing Date, except the C&E dispute and the non-renewal of the Brewing License that is the basis for the exercise of this Option, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending or threatened against or affecting either Brewing or SCB, or any of their properties, which could reasonably be anticipated to result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs, properties or assets of either Brewing or SCB.

        1.2.5 On the Closing Date, Brewing and SCB do not have any material liabilities or material obligations, direct or indirect, actual or contingent, or have not entered into any material transactions not in the ordinary course of business, that could result in a change in capitalization or material adverse change in financial condition as at October 31, 1997.

        1.2.6 On the Closing Date, Brewing and SCB shall have conducted, are conducting and will conduct their business so as to comply in all material respects with all applicable statutes and regulations, and are not charged with and, to their knowledge, are not

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under investigation with respect to any violation or alleged violation of any statutes or regulations nor are the subject of any pending or threatened adverse proceedings by any regulatory authority having jurisdiction over their business or operations.

        1.2.7 All representations and warranties contained in this Agreement shall be true, complete and correct in all material respects on the date of this Agreement, on the date of the exercise of the Option, and on the Closing Date.

  1.3 Exercise of Options. Optionee may exercise the Option by delivery prior to the expiration of the Option Period of written notice ("Notice") to the Company, pursuant to Section 4 below, of Optionee's exercise of the Option.

  1.4 Closing. The exchange of the shares of Brewing and SCB by Optionee for the AmBrew Common Stock from the Company shall be closed at the offices of the Company in New Orleans, Louisiana, U.S.A., or at such other location that is mutually agreed, at 10:00 A.M., local time, on the date specified by Optionee in such Notice or by the Company if the Notice fails to specify a date (the "Closing Date"); provided, however, that the specified Closing Date shall be not less than thirty (30) days after receipt by the Company of such Notice and further provided that the Closing Date may be extended if additional time is needed. Either party may attend the closing through a duly authorized representative. On the Closing Date, the Optionee shall transfer and deliver to the Company, and the Company shall transfer and deliver to Optionee, certificates for the shares of Brewing and SCB, and the AmBrew Common Stock, covered by the Option (collectively, the "Covered Shares"). Certificates representing the Brewing and SCB shares shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the transferring party, with signatures guaranteed by a commercial bank or trust

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company, with any necessary transfer tax or other revenue stamps, acquired at the transferring party's expense, affixed and cancelled. The transferring party agrees to cure any deficiencies with respect to the certificates representing the Covered Shares delivered by the transferring party or with respect to the stock power accompanying any such certificates prior to the closing .

  2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents and warrants to the Optionee as follows:

  2.1 AmBrew Common Stock. The Company shall transfer the number of shares of the AmBrew Common Stock to the Optionee upon exercise of the Option, free and clear of all liens, encumbrances, restrictions and claims of every kind. The Company has full and legal right, power and authority to sell, assign, transfer and convery such AmBrew Common Stock in accordance with the terms and subject to the conditions of this Agreement. The delivery to the Optionee of the AmBrew Common Stock pursuant to this Agreement on the Closing Date will transfer to the Optionee valid title thereto, free and clear of any and all adverse claims.

  2.2 Existence and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

  2.3 No Violation. The execution and delivery of this Agreement by the Company and the delivery to the Optinee of the AmBrew Common Stock pursuant to this Agreement on the Closing Date (a) will not violate any provision of the memorandum of association or bye-laws of the Company, (b) to the knowledge of the Company will not violate any statute, rule, regulation, order or decree of any governmental authorities by which the

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Company is bound or is binding upon any of its properties or assets, and (c)
will result in a violation or breach of, or consitute a default under, any material license, permit indenture, agreement or other instrument which the Company or any of its assets or properties is bound; excluding from clauses (b) and (c) above violations, breaches or defaults which either individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company.

        2.4 Litigation. There is no action, suit or proceeding at law or in equity by any person or any arbitration or administrative or proceeding by or before any governmental or other instrumentality or agency, pending or, to the knowledge of the Company, threatened against it which would have a material effect on the business, financial condition or results of operations of the Company.

        2.5 Compliance with Laws. To the best knowledge of the Company, it is in compliance with all applicable laws, regulations, orders, judgments and decrees except where the failure to so comply would not have a material adverse effect on the business, financial condition or results of operations of the Company.

  3.  REPRESENTATIONS AND WARRANTIES OF OPTIONEE

  Optionee represents and warrants to the Company as follows:

        3.1 Disclosure; Investment Intention. Optionee acknowledges that it has received all requested information concerning the Company, and that Optionee has been given the opportunity to review the Company's books and records, including its filings with the U.S. Securities and Exchange Commission, and made such inquiries of its officers as Optionee in its discretion deemed appropriate in connection with the transactions contemplated by this

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Agreement. Optionee represents and warrants that its acquisition of AmBrew
Common Stock pursuant to the exercise of the Option is for investment, for its own account, and not with a view to the distribution of any part thereof. Optionee understands that the Option and the shares of AmBrew Common Stock issuable upon exercise of the Option, and the Option, are not and will not be registered under the Securities Act, and must be held by Optionee indefinitely unless they are first registered or unless exemptions from registration under those laws are or become available. Optionee understands that it has no right to require the Company to register under those laws the Option or the shares of AmBrew Common Stock issuable upon exercise of the Option.

  Optionee further acknowledges that it understand that the certificate evidencing the shares of AmBrew Common Stock acquired upon exercise of the Option shall contain a legend to the effect that the shares have not been registered under the Securities Act and may not be transferred without registration or an exemption therefrom and, in the case of an exemption, without delivery to AmBrew of a legal opinion that an exemption is available, which counsel and opinion shall be satisfactory to AmBrew and that transfer of the shares of AmBrew may be subject to additional restrictions as may be determined by counsel.

        3.2 Tax Matters. Optionee acknowledges that it understands the federal, state and local income tax considerations relevant to the granting of the Option pursuant to this Agreement, the exercise of the Option and the acquisition of the shares of AmBrew Common Stock.

        3.3 Financial Condition. Optionee has adequate means to otherwise conduct its affairs, has no need for liquidity in its investment in the shares of AmBrew Common Stock,

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and is able to bear the substantial economic risks of an investment in the shares of AmBrew Common Stock for an indefinite period of time.

        3.4 Authorization. Optionee, and any representative acting for it, have all necessary power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Optionee and constitutes a valid and binding obligation of, and is enforceable against, Optionee in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies.

  4.  OTHER AGREEMENTS.
      -----------------

        4.1 Share Legend. Unless the shares have been registered under the Securities Act, each certificate representing shares of AmBrew Common Stock issued upon exercise of this Option shall bear the following legend or any other legend deemded applicable by AmBrew's counsel:


"THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES FEDERAL SECURITIES LAWS AND INSTEAD ARE BEING ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL SECURITIES LAWS OR IN RELIANCE UPON REGULATIONS THEREUNDER APPLICABLE TO OFFERS AND SALES OF SECURITIES OUTSIDE OF THE UNITED STATES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT SHALL BE EFFECTIVE UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR (B) AMERICAN CRAFT BREWING INTERNATIONAL LIMITED SHALL HAVE RECEIVED AN OPINION OF COUNSEL WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO IT THAT NO VIOLATION OF THE FEDERAL SECURITIES LAWS WILL BE INVOLVED IN SUCH TRANSFER."

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        4.2 "Piggyback" Registration. Whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of the AmBrew Common Stock that is covered by this Option (the "Piggyback Registration"), the Company will give prompt written notice to Optionee of its intention to effect such a registration. If the Company has received a written response from Optionee within 15 days of the notice requesting inclusion in the Piggyback Registration, then the AmBrew Common Stock will be so included, subject to the parties entering into a Registration Rights Agreement setting forth in further detail the rights and obligations of the parties with respect to the Piggyback Registration.

        4.3 No Transferability. The Option may not be transferred or assigned by the Optionee without the written approval of the Company, such consent to be not unnecessarily withheld.

        4.4 Termination. This Agreement shall terminate upon the earlier to occur of (i) the expiration of the Option Period or (ii) an agreement in writing between Optionee and Company. Upon the termination of this Agreement, neither party shall have any further liability to the other party with respect to the subject matter of this Agreement.

        4.5 Rights as Stockholder. Neither Company nor Optionee shall have any rights of a stockholder with respect to shares to be transferred and delivered upon exercise of the Option unless and until a certificate representing such shares has been duly issued and delivered to it.

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  5.  MISCELLANEOUS.

      5.1  Survival of Representations, Warranties and Covenants.   The
representations and warranties contained herein shall survive the Closing Date and the transfer of the shares covered by this Agreement.

      5.2 Notices. All notices, and other communications, hereunder shall be in writing and shall be deemed to have been duly given as of the second day after being both transmitted by telecopier and sent by express air courier:

          5.2.1   If to the Company, to:

                        American Craft Brewing International Limited
                        One Galleria Blvd., Suite 1714
                        Metairie, Louisiana 70001, U.S.A.
                        Attn:  Peter W. H. Bordeaux, President, or
                        James Ake, Executive Vice-President
                        Telephone:  (504)849-2739
                        Telecopier: (504)849-2740

                  With copy to (which shall not constitute notice):

                        Locke Purnell Rain Harrell, P.C.
                        601 Poydras Street, Suite 2400
                        New Orleans, Louisiana 70130, U.S.A.
                        Attn: Donald Ensenat, Esq.
                        Telephone:  (504)558-5100
                        Telecopier: (504)558-5200

          5.2.2   If to Optionee, to:

                        Gold Crown Management Limited
                        c/o ACL Asia Limited
                        Two Pacific Place
                        88 Queensway
                        Hong Kong
                        Attn:  James Collins-Taylor
                        Telephone:  (852)2525-8151
                        Telecopier:(852)2810-5590

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        5.2.3 The addresses to which notices must be sent under this Agreement may be changed by notice given to other parties in writing in the manner set forth above.

  5.3  Governing Law.   This Agreement shall be governed by and construed in
accordance with the laws of the State of Delaware, without regard to its conflict of law rules.

  5.4  Counterpart Execution.   This Agreement may be executed in several
counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

  5.5 Faxed Documents. For purposes of this Agreement, a document signed and transmitted by facsimile machine ("faxed") is to be treated as an original document. The faxed signature of any party is to be considered an original signature, and the faxed document has the same binding effect as an original signature on an original document. At the request of any party, a faxed document is to be re-executed in original form by the parties thereto. No party may raise the use of faxed signatures as a defense to the enforcement of this Agreement or the authenticity of any document relating thereto.

  5.6  Entire Agreement; Amendments.   This Agreement contains the entire
understanding of the parties with respect to its subject matter and supersedes all prior representations, agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties hereto.

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  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date above written.

ATTEST:                                 AMERICAN CRAFT BREWING
                                        INTERNATIONAL LIMITED (Company)



/s/ James L. Ake                        By: /s/ Peter Bordeaux
---------------------                       ---------------------------
Secretary                               Name: Peter W. H. Bordeaux
                                        Title: Chairman, President and CEO
                                        Date: 18 December 1997



ATTEST:                                 GOLD CROWN MANAGEMENT LIMITED
                                        (Optionee)

                                        By: /s/ James Collins Taylor
----------------------                     -------------------------------
Secretary                               Name: James Collins Taylor
                                        Title: Director
                                        Date:  18 December 1997


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